                                                                    Exhibit 4.28









                                CREDIT AGREEMENT

                                      among

                       PHILADELPHIA SUBURBAN WATER COMPANY

                                       and

                             THE BANKS PARTY HERETO

                                       and

                         PNC BANK, NATIONAL ASSOCIATION
                                    as Agent




                          Dated as of December 22, 1999

                                   $50,000,000


================================================================================

                                TABLE OF CONTENTS
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                                                                                                             Page
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BACKGROUND......................................................................................................1

SECTION 1.  DEFINITIONS.........................................................................................1
         1.1      Defined Terms.................................................................................1
         1.2      Other Definitional Provisions................................................................15
         1.3      Construction.................................................................................15

SECTION 2.  THE CREDITS........................................................................................16
         2.1      Revolving Credit Loans.......................................................................16
         2.2      Swing Line Loans.............................................................................17
         2.3      General Provisions Regarding Loans...........................................................20
         2.4      Fees.........................................................................................21
         2.5      Revolving Credit Notes; Repayment of Revolving Credit Loans..................................22
         2.6      Interest on Revolving Credit Loans...........................................................22
         2.7      Default Rate; Additional Interest; Alternate Rate of Interest................................23
         2.8      Termination, Reduction, Extension of Commitments; Additional Banks...........................23
         2.9      Optional and Mandatory Prepayments of Loans..................................................25
         2.10     Illegality...................................................................................25
         2.11     Requirements of Law..........................................................................26
         2.12     Taxes........................................................................................27
         2.13     Indemnity....................................................................................28
         2.14     Pro Rata Treatment, etc......................................................................29
         2.15     Payments.....................................................................................29
         2.16     Conversion and Continuation Options..........................................................29

SECTION 3.  REPRESENTATIONS AND WARRANTIES.....................................................................30
         3.1      Financial Condition..........................................................................30
         3.2      No Adverse Change............................................................................31
         3.3      Existence; Compliance with Law...............................................................31
         3.4      Corporate Power; Authorization; Enforceable Obligations......................................31
         3.5      No Legal Bar.................................................................................32
         3.6      No Material Litigation.......................................................................32
         3.7      No Default...................................................................................32
         3.8      Taxes........................................................................................32
         3.9      Federal Regulations..........................................................................32
         3.10     ERISA........................................................................................33
         3.11     Investment Company Act; Public Utility Holding Company Act...................................33
         3.12     Purpose of Loans.............................................................................34
         3.13     Environmental Matters........................................................................34
         3.14     Ownership of the Borrower....................................................................35
         3.15     Patents, Trademarks, etc.....................................................................35
         3.16     Ownership of Property........................................................................35
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                                       i
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         3.17     Licenses, etc................................................................................35
         3.18     No Burdensome Restrictions...................................................................35
         3.19     Labor Matters................................................................................35
         3.20     Partnerships.................................................................................35
         3.21     No Material Misstatements....................................................................36
         3.22     Year 2000 Compliance.........................................................................36

SECTION 4.  CONDITIONS PRECEDENT; CLOSING......................................................................36
         4.1      Conditions to Closing........................................................................36
         4.2      Conditions to Each Loan......................................................................38
         4.3      Closing......................................................................................39

SECTION 5.  AFFIRMATIVE COVENANTS..............................................................................39
         5.1      Financial Statements.........................................................................39
         5.2      Certificates; Other Information..............................................................39
         5.3      Payment of Obligations.......................................................................40
         5.4      Conduct of Business and Maintenance of Existence.............................................40
         5.5      Maintenance of Property; Insurance...........................................................40
         5.6      Inspection of Property; Books and Records; Discussions.......................................40
         5.7      Notices......................................................................................41
         5.8      Environmental Laws...........................................................................41
         5.9      Taxes........................................................................................42
         5.10     Covenants of the Indenture...................................................................42
         5.11     Guarantees of Obligations....................................................................42

SECTION 6.  NEGATIVE COVENANTS.................................................................................43
         6.1      Financial Covenants..........................................................................43
         6.2      Limitation on Debt...........................................................................43
         6.3      Limitation on Liens..........................................................................43
         6.4      Limitations on Fundamental Changes...........................................................45
         6.5      Limitation on Sale of Assets.................................................................45
         6.6      Limitations on Acquisitions..................................................................46
         6.7      Limitation on Distributions and Investments..................................................46
         6.8      Transactions with Affiliates.................................................................46
         6.9      Sale and Leaseback...........................................................................46
         6.10     Fiscal Year..................................................................................46
         6.11     Continuation of or Change in Business........................................................46

SECTION 7.  EVENTS OF DEFAULT..................................................................................47
         7.1      Events of Default............................................................................47
         7.2      Remedies.....................................................................................49

SECTION 8.  THE AGENT..........................................................................................51
         8.1      Appointment..................................................................................51
         8.2      Delegation of Duties.........................................................................52
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                                       ii
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         8.3      Exculpatory Provisions.......................................................................52
         8.4      Reliance by Agent............................................................................52
         8.5      Notice of Default............................................................................52
         8.6      Non-Reliance on Agent and Other Banks........................................................53
         8.7      Indemnification..............................................................................53
         8.8      Agent in its Individual Capacity.............................................................54
         8.9      Successor Agent..............................................................................54
         8.10     Beneficiaries................................................................................54

SECTION 9.  MISCELLANEOUS......................................................................................54
         9.1      Amendments and Waivers.......................................................................54
         9.2      Notices......................................................................................55
         9.3      No Waiver; Cumulative Remedies...............................................................56
         9.4      Survival of Representations and Warranties...................................................56
         9.5      Payment of Expenses and Taxes................................................................56
         9.6      Successors and Assigns.......................................................................57
         9.7      Confidentiality..............................................................................61
         9.8      Adjustments; Set-off.........................................................................61
         9.9      Counterparts.................................................................................62
         9.10     Severability.................................................................................62
         9.11     Integration..................................................................................62
         9.12     GOVERNING LAW................................................................................62
         9.13     Submission To Jurisdiction; Waivers..........................................................62
         9.14     Acknowledgments..............................................................................63
         9.15     WAIVERS OF JURY TRIAL........................................................................63

                                      iii

SCHEDULES

SCHEDULE I        Bank and Commitment Information
SCHEDULE 3.6      Existing Litigation
SCHEDULE 3.10              ERISA Matters
SCHEDULE 3.11              Regulatory Approvals
SCHEDULE 3.13              Environmental Matters
SCHEDULE 3.20              Interests in Partnerships
SCHEDULE 6.2      Permitted Debt
SCHEDULE 6.3      Existing Liens

EXHIBITS

EXHIBIT A                  Form of Borrowing Request
EXHIBIT B-1       Form of Note
EXHIBIT B-2       Form of Swing Line Note
EXHIBIT C                  Form of Assignment and Acceptance

                                CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT (this "Agreement") dated as of December 22, 1999, by and among PHILADELPHIA SUBURBAN WATER COMPANY, a Pennsylvania corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Banks"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the "Agent").

                                   BACKGROUND

                  The Borrower has requested that the Banks make Loans (that term and certain other terms are defined in Section 1.1 hereof) to the Borrower, and the Banks severally have agreed to make Loans on the terms and conditions herein contained. Proceeds of the Loans will be used for refinancing existing indebtedness and general working capital purposes including financing acquisitions.

                  NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements herein set forth and for other consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, covenant and agree as follows:


                              SECTION 1 DEFINITIONS

                  1.1 Defined Terms As used in this Agreement, the following terms shall have the following meanings:

                  "Administrative Fees":  as defined in subsection 2.4(c).

                  "Affiliate": any Person (other than a Subsidiary, or an officer, director or employee of the Borrower who would not be an Affiliate but for such Person's status as an officer, director and/or employee) which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Borrower, and any member, director, officer or employee of any such Person or any Subsidiary of the Borrower. For purposes of this definition, "control" shall mean the power, directly or indirectly, either to (i) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or
         (ii) direct or in effect cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Assignment and Acceptance": an assignment and acceptance entered into by a Bank and an assignee, and acknowledged by the Agent, in the form of Exhibit C or such other form as shall be approved by the Agent.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the Prime Rate in effect on such day. Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate.

                  "Base Rate Borrowing": a Borrowing comprised of Base Rate
         Loans.

                  "Base Rate Loan": any Revolving Credit Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower": as defined in the heading of this Agreement.

                  "Borrowing": a Swing Line Loan made by the Swing Line Bank or each group of Revolving Credit Loans of a single Type made by the Banks on a single date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request": a request made pursuant to Section 2.1(c) in the form of Exhibit A.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania are authorized or required by law to close; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London Interbank Market.

                  "Capital Lease": at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Closing":  as defined in Section 4.3.

                  "Closing Date":  as defined in Section 4.3.

                  "Closing Fee": as defined in Section 2.4(a)

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment": as to any Bank, the obligation of such Bank to make Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I or in the Assignment and Acceptance pursuant to which such Bank becomes a party to this Agreement, as the same may be permanently terminated, reduced and extended from time to time pursuant to the provisions of Section 2.9 or changed by subsequent assignments pursuant to subsection 9.6(b).

                  "Commitment Percentage": as to any Bank at any time, the proportion (expressed as a percentage) that such Bank's Commitment bears to the Total Commitment (or, at any time after the Commitments shall have expired or been terminated, the percentage which the amount of such Bank's Loans constitutes of the aggregate amount of the Loans of the Banks then outstanding).

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Consolidated Assets": at any time, the amount at which all assets (including, without duplication, the capitalized value of any leasehold interest under any Capital Lease) of the Borrower would be reflected on a consolidated balance sheet of the Borrower at such time.

                  "Consolidated EBIT": for any period, Consolidated Net Income for such period, plus the amount of income taxes and interest expense deducted from earnings in determining such Consolidated Net Income.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period, plus the amount of income taxes, interest expense, depreciation and amortization deducted from earnings in determining such Consolidated Net Income.

                  "Consolidated Funded Debt": at any time, all Debt of the Borrower determined on a consolidated basis consisting of, without duplication (a) borrowed money Debt, including without limitation capitalized lease obligations;(b) reimbursement obligations in respect of letters of credit, bank guarantees and the like; and (c) Debt in the nature of a Contingent Obligation, whether or not required to be reflected on a balance sheet of the Borrower in accordance with GAAP.

                  "Consolidated Interest Expense": for any period, the amount of cash interest expense deducted from earnings of the Borrower in determining Consolidated Net Income for such period in accordance with GAAP.

                  "Consolidated Net Income": for any fiscal period, net earnings (or loss) after income and other taxes computed on the basis of income of the Borrower for such period determined on a consolidated basis in accordance with GAAP, but excluding:

                           (a) the amount of any extraordinary items included in
                  such calculation of net earnings (or loss);

                           (b) any gain or loss resulting from the write-up or
                  write-off of fixed assets;

                           (c) earnings of any Subsidiary accrued prior to the
                  date it became a Subsidiary;

                           (d) earnings of any Person, substantially all assets
                  of which have been acquired in any manner, realized by such Person prior to the date of such acquisition; and

                           (e) any gain arising from the acquisition of any
                  Securities of the Borrower or any Subsidiary thereof.

                  "Consolidated Shareholders' Equity": at a particular date, the net book value of the shareholders' equity of the Borrower as would be shown on a consolidated balance sheet at such time determined in accordance with GAAP.

                  "Contingent Obligation": with respect to any Person (for the purpose of this definition, the "Obligor") any obligation (except the endorsement in the ordinary course of business of instruments for deposit or collection) of the Obligor guaranteeing or in effect guaranteeing any indebtedness of any other Person (for the purpose of this definition, the "Primary Obligor") in any manner, whether directly or indirectly, including (without limitation) indebtedness incurred through an agreement, contingent or otherwise, by the Obligor:

                           (a) to purchase such indebtedness of the Primary
                  Obligor or any Property or assets constituting security therefor;

                           (b) to advance or supply funds

                                    (i) for the purpose of payment of such
                           indebtedness (except to the extent such indebtedness otherwise appears on Borrower's balance sheet as indebtedness), or

                                    (ii) to maintain working capital or other
                           balance sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; or

                           (c) to lease Property or to purchase Securities or
                  other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation.

         For purposes of computing the amount of any Contingent Obligation, in connection with any computation of indebtedness or other liability, it shall be assumed that, without duplication, the indebtedness or other liabilities of the Primary Obligor that are the subject of such Contingent Obligation are direct obligations of the issuer of such Obligation.

                  "Contractual Obligation": as to any Person, any provision of any Security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Debt": with respect to any Person, at any time, without duplication, all of (i) its liabilities for borrowed money, (ii) liabilities secured by any Lien existing on property owned by such Person (whether or not such liabilities have been assumed), (iii) its liabilities in respect to Capital Leases; (iv) its liabilities under Contingent Obligations; and (v) all other obligations which are required by GAAP to be shown as liabilities on its balance sheet but excluding (x) deferred taxes and other deferred or long-term liabilities and other amounts not in respect of borrowed money and (y) the aggregate amount of accounts receivable sold, factored or otherwise transferred for value without recourse (other than for breach of representations).

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition precedent therein set forth, has been satisfied.

                  "Distribution": in respect of any corporation, (a) dividends, distributions or other payments on account of any capital stock of the corporation (except distributions in common stock of such corporation);
         (b) the redemption or acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for common stock of such corporation); and (c) any payment on account of, or the setting apart of any assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any share of any class of capital stock of such corporation or any warrants or options to purchase any such stock.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or binding requirements of any Governmental Authority, or binding Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

                  "Equity to Capital Ratio": at the date of determination, the ratio of Consolidated Shareholders' Equity to the sum of (i) Consolidated Funded Debt and (ii) Consolidated Shareholders' Equity.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Base Rate": with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the rate determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for Dollars set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor, or if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent), for an amount approximately equal in principal amount to the Agent's portion of such Eurodollar Loan.

                  "Eurodollar Borrowing": a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan": any Revolving Credit Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Section 2.

                  "Eurodollar Rate": with respect to each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                           Eurodollar Base Rate
                  -----------------------------------------
                  1.00  - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Exposure": as to any Bank at any date, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Bank then outstanding and (b) the principal amount of such Bank's pro rata share of Swing Line Loans then outstanding based on its Commitment Percentage.

                  "Facility Fee": as defined in subsection 2.4(b).

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter": that certain letter from the Agent to the Borrower dated December 22, 1999 regarding certain administrative fees.

                  "Fees": the Closing Fees, the Facility Fees and the Administrative Fees.

                  "GAAP": at any time with respect to the determination of the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation, generally accepted accounting principles as applied to the public utility industry, as such principles shall be in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date when such computation is required to be determined, subject to
         Section 1.3(b).

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantor": any Material Subsidiary which becomes a "Guarantor" after the date hereof pursuant to Section 5.11.

                  "Guaranty": any Guaranty Agreement entered into by a Guarantor pursuant to Section 5.11.

                  "Indenture": means the Indenture of Mortgage dated as of January 1, 1941 between the Borrower and Chase Manhattan Trust Company, National Association, as successor Trustee, as amended and supplemented.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Interest Coverage Ratio": at the date of determination, the ratio of Consolidated EBIT to Consolidated Interest Expense, in each case for the prior four (4) consecutive fiscal quarters.

                  "Interest Payment Date": (a) as to any Base Rate Loan or Swing Line Loan, the last day of each month, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loan:

                  (i) initially the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in their notice of borrowing or notice of conversion, given with respect thereto; and

                  (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (iii) an Interest Period that otherwise would extend beyond the Termination Date shall end on the Termination Date; and

                  (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Investments": investments (by loan or extension of credit, purchase, advance, guaranty, capital contribution or otherwise) made in cash or by delivery of Property, by the Borrower (i) in any Person, whether by acquisition of stock or other ownership interest, indebtedness or other obligation or Security, or by loan, advance or capital contribution, or (ii) in any Property or (iii) any agreement to do any of the foregoing.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

                  "Loan Documents":  this Agreement, the Notes and any Guaranty.

                  "Loans": the collective reference to the Revolving Credit Loans and the Swing Line Loans.

                  "Material Adverse Effect": a material adverse effect on (a) the validity or enforceability of this Agreement or any other Loan Document, (b) the business, prospects, Property, assets, financial condition, results of operations or prospects of the Borrower, (c) the ability of the Borrower duly and punctually to pay its Debts and perform its obligations hereunder, or (d) the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  "Material Subsidiary": a Subsidiary of the Borrower the assets or net earnings of which, determined in accordance with GAAP, constitute more than 5% of the Borrower's Consolidated Assets or Consolidated Net Income, as the case may be.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and ureaformaldehyde insulation.

                  "Moody's": Moody's Investors Service, Inc.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a) (3) of ERISA.

                  "Notes": the Revolving Credit Notes and the Swing Line Notes.

                  "Parent Company": Philadelphia Suburban Corp., a Pennsylvania corporation.

                  "Participant": as defined in Section 9.6(f).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Acquisition": an acquisition by the Borrower of the stock or assets of a Person engaged in businesses similar or incidental or ancillary to Borrower's existing business, provided that at least 30 days prior to the consummation of any such acquisition for which cash consideration paid by the Borrower (including the assumption of Debt in connection therewith) exceeds $50,000,000, no Default or Event of Default shall exist or would exist if such acquisition were consummated on such date (assuming for purposes of the covenants contained in Section 6.1 that pro forma adjustments are made to the financial statements of the Borrower reflecting such acquisition; provided, that historical EBIT of the Person to be acquired (or the assets of which are to be acquired) shall be included for purposes of calculating such covenant compliance only if historical financial statements of such Person are received by the Agent at least 30 days prior to the consummation of such acquisition), and the Borrower shall have delivered to the Agent a certificate of a Responsible Officer showing calculations in reasonable detail demonstrating such pro forma compliance with the covenants contained in Section 6.1, and provided further, that any such acquisition for which cash consideration paid by the Borrower (including the assumption of Debt in connection therewith) exceeds $75,000,000, shall also have been consented to by the Required Banks.

                  "Permitted Investments":  Investments in:

                           (a) one or more Material or Wholly-Owned Subsidiaries
                  thereof;

                           (b) Property to be used in the ordinary course of
                  business of the Borrower;

                           (c) current assets arising from the sale or purchase
                  of goods and services in the ordinary course of business of the Borrower;

                           (d) direct obligations of the United States of
                  America, or any agency or instrumentality thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof;

                           (e) certificates of deposit, time deposits or
                  banker's acceptances, maturing within one (1) year from the date of acquisition, with banks or trust companies organized under the laws of the United States, the unsecured long-term debt obligations of which are rated "A3" or higher by Moody's or "A-" or higher by S&P, and issued, or in the case of banker's acceptance, accepted, by a bank or trust company having capital, surplus and undivided profits aggregating at least $250,000,000;

                           (f) commercial paper given the highest rating by
                  either S&P or Moody's maturing not more than 270 days from the date of creation thereof;

                           (g) mutual funds registered with the Securities and
                  Exchange Commission under the Investment Company Act of 1940 that hold themselves out as "money market funds;"

                           (h) trade credit extended on usual and customary
                  terms in the ordinary course of business;

                           (i) advances to employees to meet expenses incurred
                  by such employees in the ordinary course of business;

                           (j) Permitted Acquisitions; and

                           (k) other loans, advances and investments not
                  exceeding in the aggregate $2,000,000 at any one time outstanding.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PNC": PNC Bank, National Association, a national banking association.

                  "Prime Rate": the rate of interest per annum announced from time to time by PNC as its prime rate in effect at its principal office in Philadelphia, Pennsylvania; each change in the Prime Rate shall be effective on the date such change is announced as effective.

                  "Property": any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Regulation X": Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, except to the extent that notice thereof has been waived by the PBGC.

                  "Required Banks": at any time, (a) Banks the Exposures of which aggregate at least 51% of the Total Exposure at such time of the Banks, or (b) if there are no Loans outstanding, Banks whose Commitments aggregate at least 51% of the Total Commitment at such time.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation, By-Laws, Operating Agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": as to any Borrower, any officer of such Borrower or of the manager of such Borrower.

                  "Revolving Credit Loans": the revolving loans made by the Banks to the Borrower pursuant to Section 2.1(a). Each Loan shall be a Eurodollar Loan or a Base Rate Loan.

                  "Revolving Credit Note": a promissory note of the Borrower in the form of Exhibit B-1, as the same may be amended, supplemented or otherwise modified from time to time.

                  "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Security": "security" as defined in Section 2(1) of the Securities Act of 1933, as amended.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": as to any Person, as of the time of determination, the financial condition under which the following conditions are satisfied:

                           (a) the fair market value of the assets of such
                  Person will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Person; and

                           (b) the present fair saleable value of the Property
                  of such Person will be greater than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; and

                           (c) such Person will be able to pay its debts and
                  liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and

                           (d) such Person will not have unreasonably small
                  capital with which to conduct the businesses in which it is engaged as such businesses are then conducted and are proposed to be conducted after the date thereof.

                  "Subordinated Debt": at any time, all Debt of the Borrower subordinated to all of the obligations of the Borrower to the Banks on terms satisfactory to the Banks.

                  "Subsidiary": as to any Person, (i) any corporation, limited liability company, company or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock, interests, shares or similar items of beneficial interest normally entitled to vote for the election of one or more directors, managers or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such person or one or more of such Person's Subsidiaries, or any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, and (ii) any corporation, company, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's subsidiaries. Unless otherwise indicated, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary of the Borrower.

                  "Supplemental Indenture": means the 33rd Supplemental Indenture to the Indenture dated as of November 15, 1999.

                  "Swing Line Bank": PNC Bank, National Association, or any other Bank to which the Swing Line Commitment is assigned pursuant to the terms of Section 9.6.

                  "Swing Line Commitment": the amount set forth opposite the Swing Line Bank's name under the heading "Swing Line Commitment" on
         Schedule I hereto, as such amount may be reduced pursuant to Section 2.2(f).

                  "Swing Line Loans": has the meaning given to such term in
         Section 2.2(a).

                  "Swing Line Note": has the meaning given to such term in
         Section 2.2(c), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Swing Line Repayment Date": has the meaning given to such term in Section 2.2(b).

                  "Termination Date": December 20, 2000, or any later date to which the Termination Date shall have been extended pursuant to subsection 2.8(d).

                  "Total Commitment": at any time, the aggregate amount of the Banks' Commitments, as in effect at such time.

                  "Total Commitment Percentage": as to any Bank at any time, the proportion (expressed as a percentage) that such Bank's Commitment bears to the Total Commitment.

                  "Total Exposure": at any time, the aggregate amount of the Banks' Exposures at such time.

                  "Tranche": the collective reference to Eurodollar Loans whose Interest Periods begin on the same date and end on the same later date (whether or not such Loans originally were made on the same date).

                  "Type": when used in respect of any Revolving Credit Loan or Borrowing of Revolving Credit Loans, shall refer to the Rate by reference to which interest on such Revolving Credit Loan or on the Revolving Credit Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Eurodollar Rate and the Base Rate.

                  "Voting Stock": capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions) and, as applicable, any equity, participation or ownership interests in any partnership, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or any other Person which interests are similar by analogy to capital stock or ownership rights giving rise to voting or governance rights.

                  "Wholly-Owned Subsidiary": at any time, any Subsidiary one hundred percent (100%) of all of the equity Securities (except directors' qualifying shares) and voting Securities of which are owned by any one or more of the Borrower at such time.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

                      (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  1.3 Construction. (a) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation." References in this Agreement to "determination" of or by the Agent or the Banks shall be deemed to include good faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good faith beliefs by the Agent or the Banks (in the case of qualitative determinations). Whenever the Agent or the Banks are granted the right herein to act in their sole discretion or to grant or withhold consent such right shall be exercised in good faith, except as otherwise provided herein. Except as otherwise expressly provided, all references herein to the "knowledge of" or "best knowledge of" the Borrower shall be deemed to refer to the knowledge of a Responsible Officer thereof. The words "hereof," "herein," "hereunder", "hereby" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                      (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate). As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and any Subsidiary thereof not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. In the event that any future change in GAAP, without more, materially affects the Borrower's compliance with any financial covenant herein, the Borrower, the Banks and the Agent shall use their best efforts to modify such covenant in order to account for such change and to secure for the Banks the intended benefits of such covenant.

                             SECTION 2. THE CREDITS

                  2.1 Revolving Credit Loans. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make Revolving Credit Loans to the Borrower, at any time or from time to time on or after the date hereof and until the Termination Date or until the Commitment of such Bank shall have been terminated in accordance with the terms hereof, in an aggregate principal amount at any time outstanding which, when added to such Bank's Commitment Percentage of the principal amount of Swing Line Loans then outstanding does not exceed such Bank's Commitment subject, however, to the conditions that (i) at no time shall (x) the sum of the outstanding aggregate principal amount of all Loans made by all Banks exceed (y) the Total Commitment and (ii) at all times the outstanding aggregate principal amount of all Revolving Credit Loans required to be made by each Bank shall equal the product of (x) its Commitment Percentage times (y) the outstanding aggregate principal amount of all Revolving Credit Loans required to be made pursuant to subsection 2.1 at such time. Such Commitments may be terminated or reduced from time to time pursuant to Section
2.8. Within the foregoing limits, the Borrower may borrow, repay and reborrow under the Commitment on or after the date hereof and prior to the Termination Date, subject to the terms, provisions and limitations set forth herein.

                      (b) Each Revolving Credit Loan shall be made as part of a Borrowing consisting of Revolving Credit Loans made by the Banks ratably in accordance with their Commitment Percentages; provided, however, that the failure of any Bank to make any Revolving Credit Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Revolving Credit Loan required to be made by such other Bank). The Revolving Credit Loans comprising any Eurodollar Borrowing shall be in a minimum aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or an aggregate principal amount equal to the remaining balance of the available Commitments) and the Revolving Credit Loans comprising any Base Rate Borrowing shall be in a minimum aggregate principal amount of $250,000 or a whole multiple of $50,000 in excess thereof (or an aggregate principal amount equal to the remaining balance of the available Commitments). Each Borrowing of Revolving Credit Loans shall be comprised entirely of Eurodollar Loans or Base Rate Loans, as the Borrower may request pursuant to Section 2.1.

                      (c) In order to request a Borrowing, the Borrower shall hand deliver or telecopy (or notify by telephone and promptly confirm by hand delivery or telecopy) to the Agent the information requested by the form of Borrowing Request attached as Exhibit A hereto (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Philadelphia time, three Business Days before a proposed Borrowing and (ii) in the case of a Base Rate Borrowing, not later than 11:00 a.m., Philadelphia time, on the day of a proposed Borrowing. Such notice shall be irrevocable and shall in each case specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Base Rate Borrowing; (y) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (z) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Agent shall promptly advise the Banks of any notice given pursuant to this Section 2.1 and of each Bank's portion of the requested Borrowing.

                  2.2 Swing Line Loans. (a) Subject to the terms and conditions hereof, the Swing Line Bank may in its discretion make swing line loans (the "Swing Line Loans") to the Borrower from time to time until the Termination Date or until the Swing Line Commitment is terminated in accordance with the terms hereof in the aggregate up to the amount of the Swing Line Commitment for periods requested by the Borrower and agreed to by the Swing Line Bank; provided, that, no Swing Line Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, the Total Exposure would exceed the Total Commitment. Within the foregoing limits, the Borrower may borrow, repay and reborrow under the Swing Line Commitment, subject to and in accordance with the terms and limitations hereof.

                      (b) The Borrower may request a Swing Line Loan to be made on any Business Day. Each request for a Swing Line Loan shall be in writing (or by telephone promptly confirmed in writing) and delivered to the Swing Line Bank not later than 12:00 noon, Philadelphia time, on the Business Day such Swing Line Loan is to be made, specifying in each case (i) the amount to be borrowed,
(ii) the requested borrowing date, (iii) whether the interest rate applicable to such Swing Line Loan is to be: (A) the Federal Funds Effective Rate plus seventy five basis points (.75%) or (B) an interest rate mutually agreed upon by the Borrower and the Swing Line Bank and (iv) the date such Swing Line Loan is to be repaid (the "Swing Line Repayment Date"). The request for such Swing Line Loan shall be irrevocable. Provided that all applicable conditions precedent contained in Section 4.2 hereof have been satisfied, the Swing Line Bank shall, not later than 4:00 p.m., Philadelphia time, on the date specified in the Borrower's request for such Swing Line Loan, make such Swing Line Loan by crediting the Borrower's deposit account with the Swing Line Bank.

                      (c) The obligation of the Borrower to repay the Swing Line Loans shall be evidenced by a promissory note of the Borrower dated the date hereof, payable to the order of the Swing Line Bank in the principal amount of the Swing Line Commitment and substantially in the form of Exhibit B-2 (as amended, supplemented or otherwise modified from time to time, the "Swing Line Note").

                      (d) Interest shall accrue on the outstanding principal balance of a Swing Line Loan at the interest rate chosen by the Borrower in accordance with Section 2.2(b) with respect to such Swing Line Loan and shall be payable on each applicable Interest Payment Date and upon the repayment of such Swing Line Loan.

                      (e) A Swing Line Loan shall be repaid on the earlier of
(i) the Termination Date and (ii) the Swing Line Repayment Date for such Swing Line Loan. Unless the Borrower shall have notified the Agent prior to 11:00 a.m., Philadelphia time, on such Swing Line Repayment Date that the Borrower intends to repay such Swing Line Loan with funds other than the proceeds of a Revolving Credit Loan, the Borrower shall be deemed to have given notice to the Agent requesting the Banks to make a Revolving Credit Loan which shall be a Base Rate Borrowing in accordance with Section 2.1 on the Swing Line Repayment Date in an aggregate amount equal to the amount of such Swing Line Loan plus interest thereon, and (A) subject to satisfaction or waiver of the conditions specified in Section 4.2, the Banks shall, on the Swing Line Repayment Date, make a Revolving Credit Loan which shall be a Base Rate Borrowing, in an aggregate amount equal to the amount of such Swing Line Loan plus interest thereon, the proceeds of which shall be applied directly by the Agent to repay the Swing Line Bank for such Swing Line Loan plus accrued interest thereon; and provided, further, that if for any reason the proceeds of such Base Rate Borrowing are not received by the Swing Line Bank on the Swing Line Repayment Date in an aggregate amount equal to the amount of such Swing Line Loan plus accrued interest, the Borrower shall reimburse the Swing Line Bank on the day immediately following the Swing Line Repayment Date, in same day funds, in an amount equal to the excess of the amount of such Swing Line Loan over the aggregate amount of such Base Rate Borrowing, if any, received plus accrued interest thereon.

                      (f) In the event that the Borrower shall fail to repay the Swing Line Bank as provided in Section 2.2(e) in an amount equal to the amount required under Section 2.2(e), the Agent shall promptly notify each Bank of the unpaid amount of such Swing Line Loan and of such Bank's respective participation therein in an amount equal to such Bank's Commitment Percentage of such Swing Line Loan. Each Bank shall make available to the Agent for payment to the Swing Line Bank an amount equal to its respective participation therein (including without limitation its pro rata share of accrued but unpaid interest thereon), in same day funds, at the office of the Agent specified in such notice, not later than 11:00 a.m., Philadelphia time, on the Business Day after the date the Agent notifies each Bank. In the event that any Bank fails to make available to the Agent the amount of such Bank's participation in such unpaid amount as provided herein, the Swing Line Bank shall be entitled to recover such amount on demand from such Bank together with interest thereon at a rate per annum equal to the Base Rate for each day during the period between the Swing Line Repayment Date and the date on which such Bank makes available its participation in such unpaid amount. The failure of any Bank to make available to the Agent its pro rata share of any such unpaid amount shall not relieve any other Bank of its obligations hereunder to make available to the Agent its pro rata share of such unpaid amount on the Swing Line Repayment Date. The Agent shall distribute to each Bank which has paid all amounts payable by it under this Section 2.2(f) with respect to the unpaid amount of any Swing Line Loan, such Bank's Commitment Percentage of all payments received by the Agent from the Borrower in repayment of such Swing Line Loan when such payments are received. Notwithstanding anything to the contrary herein, each Bank which has paid all amounts payable by it under this Section 2.2(f) shall have a direct right to repayment of such amounts from the Borrower subject to the procedures for repaying Banks set forth in this Section 2.2.

                      (g) In the event the Commitments are terminated in accordance with Section 2.8 hereof, the Swing Line Commitment shall also be terminated automatically. In the event the Borrower reduces the Total Commitment to less than the Swing Line Commitment, the Swing Line Commitment shall immediately be reduced to an amount equal to the Total Commitment. In the event the Borrower reduces the Total Commitment to less than the outstanding principal amount of the Swing Line Loans, the Borrower shall immediately repay the amount by which the outstanding Swing Line Loans exceed the Swing Line Commitment as so reduced plus accrued interest thereon.

                      (h) At no time shall there be more than two outstanding Swing Line Loans.

                      (i) Each Swing Line Loan shall be in an original principal amount of $100,000 or multiples of $50,000 in excess thereof.

                      (j) The Borrower shall have the right at any time and from time to time to prepay any Swing Line Loan, in whole or in part, without premium or penalty, upon prior written, telecopy or telephonic notice to the Swing Line Bank given no later than 1:00 p.m., Philadelphia time, on the date of any proposed prepayment. Each notice of prepayment shall specify the Swing Line Loan to be prepaid and the amount to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such amount on such date, with accrued interest thereon.

                  2.3 General Provisions Regarding Loans. Subject to Section 2.3(b), each Bank shall make each Revolving Credit Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in Philadelphia, Pennsylvania, not later than 1:00 p.m., Philadelphia time, and the Agent shall by 3:00 p.m., Philadelphia time, credit the amounts so received to the general deposit account of the Borrower with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. Loans shall be made by the Banks pro rata in accordance with Section 2.14. Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with this paragraph (c) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Revolving Credit Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Agent such corresponding amount, such amount shall constitute such Bank's Revolving Credit Loan as part of such Borrowing for purposes of this Agreement.

                      (b) The Borrower may refinance all or any part of any Borrowing with any other Borrowing, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.5 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Banks to the Agent or by the Agent to the Borrower; provided, however, that (i) if the principal amount extended by a Bank in a refinancing is greater than the principal amount extended by such Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Agent for distribution to the Banks described in (ii) below, (ii) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount agreed to be extended by such Bank in the refinancing, the Agent shall return the difference to such Bank out of amounts received pursuant to (i) above, and (iii) to the extent any Bank fails to pay the Agent amounts due from it pursuant to (i) above, any Revolving Credit Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.5 and shall be payable by the Borrower without prejudice to the Borrower's rights against any such Bank.

                      (c) Each Bank may at its option fulfill its commitment hereunder with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Bank to make such Revolving Credit Loan; provided, however, that (A) any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Credit Loan in accordance with the terms of the Agreement and the applicable Note and (B) the Borrower shall not be liable for increased costs under Sections 2.11 or 2.12 to the extent that (x) such costs could be avoided by the use of a different branch or Affiliate to make Eurodollar Loans and (y) such use would not, in the judgment of such Bank, entail any significant additional expense for which such Bank shall not be indemnified hereunder or otherwise be disadvantageous to it; and

                      (d) All Borrowings, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections that, after giving effect thereto, (A) the aggregate principal amount of the Revolving Credit Loans comprising each Tranche of Eurodollar Loans shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof and (B) the Borrower shall not have outstanding at any one time more than in the aggregate five (5) separate Tranches of Eurodollar Loans.

                      (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.

                  2.4 Fees. (a) The Borrower shall pay to each Bank, through the Agent, on the Closing Date a closing fee (the "Closing Fee") equal to eight basis points (.08%) on the amount of such Bank's initial Commitment.

                      (b) The Borrower agrees to pay to each Bank, through the Agent, on each April 30, July 31, October 31 and January 31 and on the date on which the Commitment of such Bank shall be terminated as provided herein, a Facility Fee (a "Facility Fee") at a rate per annum equal to ten basis points (.10%) on the average daily amount of the Commitment of such Bank during the preceding quarter (or shorter period commencing with the date hereof or ending with the Termination Date or any date on which the Commitment of such Bank shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The Facility Fee due to each Bank shall commence to accrue on the date hereof, and shall cease to accrue on the earlier of the Termination Date and the termination of the Commitment of such Bank as provided herein.

                      (c) The Borrower agrees to pay to the Agent for its own account administrative and other fees at the times and in the amounts as are set forth in the Fee Letter (collectively, the "Administrative Fees").

                      (d) All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Banks. Once paid, none of the Fees shall be refundable under any circumstances.

                  2.5 Revolving Credit Notes; Repayment of Revolving Credit Loans. The Revolving Credit Loans made by each Bank shall be evidenced by a single Revolving Credit Note duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit B-1 with the blanks appropriately filled, payable to such Bank in a principal amount equal to the Commitment of such Bank. Each Revolving Credit Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in
Section 2.6. Each Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the relevant Revolving Credit Note held by such Bank (or on a continuation of such schedule attached to each such Revolving Credit Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Revolving Credit Loan of such Bank, each payment or prepayment of principal of any Revolving Credit Loan, and the other information provided for on such schedule; provided, however, that the failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Credit Loans made by such Bank in accordance with the terms of the relevant Revolving Credit Note. The outstanding principal balance of each Revolving Credit Loan, as evidenced by the relevant Revolving Credit Note, shall be payable on the Termination Date.

                  2.6 Interest on Revolving Credit Loans. (a) Subject to the provisions of Section 2.7, each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate.

                      (b) Subject to the provisions of Section 2.7, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Loan plus twenty two and one-half basis points (.225%).

                      (c) Interest on each Revolving Credit Loan shall be payable on each Interest Payment Date applicable to such Revolving Credit Loan; provided that, interest accruing on overdue amounts pursuant to Section 2.7 shall be payable on demand as provided in the Revolving Credit Notes. The Eurodollar Rate and the Base Rate shall be determined by the Agent, and such determination shall be conclusive absent error.

                  2.7 Default Rate; Additional Interest; Alternate Rate of Interest. (a) To the extent not contrary to any Requirement of Law, upon the occurrence and during the continuation of an Event of Default, any principal, past due interest, fee or other amount outstanding hereunder shall, at the option of the Required Banks, bear interest for each day thereafter until paid in full (after as well as before judgment) at a rate per annum which shall be equal to two percent (2%) above the Base Rate (but in no event shall any such rate exceed the maximum rate permitted by any Requirement of Law). The Borrower acknowledges that such increased interest rate reflects, among other things, the fact that such loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk.

                      (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination absent manifest error shall be conclusive and binding upon the Borrower) that dollar deposits in the principal amount of such Eurodollar Loan are not generally available in the London Interbank Market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Banks of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Agent shall, as soon as practicable thereafter, give written, telegraphic or telephonic notice of such determination to the Borrower and the Banks, and any request by the Borrower for a Eurodollar Loan or for conversion to or maintenance of a Eurodollar Loan pursuant to the terms of this Agreement shall be deemed a request for a Base Rate Loan. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Eurodollar Loan shall be deemed to be a request for a Base Rate Loan. Each determination by the Agent hereunder shall be conclusive absent manifest error.

                  2.8 Termination, Reduction, Extension of Commitments; Additional Banks. (a) The Commitments shall be automatically terminated on the Termination Date.

                      (b) Subject to the last sentence of this paragraph, upon at least three Business Days' prior irrevocable written or telecopy notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time permanently reduce, the Total Commitment. Each partial reduction of the Total Commitment shall be in a minimum principal amount of $1,000,000 or in whole multiples of $500,000 in excess thereof, and no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the Loans.

                      (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Banks in accordance with their respective Commitment Percentages. In connection with any reduction of the Total Commitment, the Borrower shall make any prepayment required under subsection 2.9(b).

                      (d) During the period beginning ninety days prior to the Termination Date then in effect and ending sixty days prior to such Termination Date, the Borrower may deliver to the Agent (which shall promptly transmit to each Bank) a notice requesting that the Commitments be extended for a 364 day period beyond the Termination Date then in effect. Within thirty days after its receipt of any such notice, each Bank shall notify the Agent of its willingness or unwillingness so to extend its Commitment. Any Bank that shall fail so to notify the Agent within such period shall be deemed to have declined to extend its Commitment. If each (but only if each) Bank agrees to extend its Commitment, the Agent shall so notify the Company and each Bank, whereupon (i) the respective Commitments of the Banks shall without further act by any party hereto, be extended for a 364 day period beyond the Termination Date then in effect and (ii) the term "Termination Date" shall thereafter mean the last day of such period. Any such extension shall be evidenced by a written agreement among the Agent, the Banks and the Borrower, such agreement to be in form and substance acceptable to the Agent, the Banks and the Borrower. In the event that one or more Banks (each a "Non-Electing Bank") shall have declined or been deemed to have declined to extend its or their Commitment and Banks holding a majority in amount of the Commitments shall have notified the Agent of their desire to extend their Commitments, the Borrower shall have the right, but not the obligation, at its own expense, upon notice to each such Non-Electing Bank and the Agent, to replace all (but not less than all) such Non-Electing Banks (in accordance with and subject to the restrictions contained in Section 9.6) at any time before the twentieth (20th) day prior to the Termination Date with one or more assignees (each a "Replacement Bank") willing to purchase the Non-Electing Banks' interests hereunder and to agree to extend its or their Commitment in accordance with the notice referred to in the first sentence of this clause (d). In such event, each Non-Electing Bank shall promptly upon request transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.6) all its interests, rights and obligations under this Agreement to the applicable Replacement Bank; provided, however, that (i) no such assignment shall conflict with any law or any rule, regulation or order of any Governmental Authority, (ii) the applicable Replacement Bank shall pay to the applicable Non-Electing Bank in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Non-Electing Bank hereunder and all other amounts accrued for such Non-Electing Bank's account or owed to it hereunder (including any unpaid costs or expenses), and (iii) a Non-Electing Bank shall not be required to sell its interests hereunder unless the Borrower has arranged for one or more Replacement Banks to acquire the interests of all other Non-Electing Banks. If, as a result of the foregoing, each Bank (including Replacement Banks, but excluding Non-Electing Banks whose interests have been purchased as provided above) has agreed to extend its Commitment, the Commitments shall be extended as provided in clause (i) of the fourth sentence of this paragraph and the term Termination Date shall have the meaning set forth in clause (ii) in such fourth sentence of this clause (d).

                      (e) Any bank or financial institution becoming a party to this Agreement in compliance with the provisions of subsection 2.8(d) hereof shall execute and deliver to the Agent and the Banks and the Borrower a joinder and assumption agreement in form and substance satisfactory to the Agent. Upon execution and delivery of such joinder such additional bank or financial institution shall be a party hereto and one of the Banks hereunder for all purposes, all as of the date of such joinder. Simultaneously therewith the Borrower shall execute and deliver to such additional Bank an additional Note to the order of such additional Bank in an amount equal to the Commitment assumed by such additional Bank.

                  2.9 Optional and Mandatory Prepayments of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty (but in any event subject to Section 2.13), upon prior written, telecopy or telephonic notice to the Agent given no later than 11:00 a.m., Philadelphia time, one Business Day before any proposed prepayment; provided, however, that each such partial prepayment of a Eurodollar Borrowing shall be in the principal amount of at least $500,000 or in whole multiples of $100,000 in excess thereof and each such partial prepayment of a Base Rate Borrowing shall be in the principal amount of at least $250,000 or in whole multiples of $50,000 in excess thereof.

                      (b) On the date of any termination or reduction of the Total Commitment pursuant to Section 2.8, the Borrower shall pay or prepay so much of the Borrowings as shall be necessary in order that the aggregate principal amount of the Loans then outstanding will not exceed the Total Commitment after giving effect to such termination or reduction.

                      (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein. All prepayments under this Section on other than Base Rate Borrowings shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

                  2.10 Illegality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert or refinance Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and
(b) such Bank's Revolving Credit Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Revolving Credit Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Bank such amounts, if any, as may be required pursuant to Section 2.13.

                  2.11 Requirements of Law. (a) In the event that any change in any Requirement of Law or in the interpretation, or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                                    (i) shall subject any Bank to any tax of any
         kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for taxes covered by Section
         2.12 and changes in the rate of tax on the overall net income, gross receipts or revenue of such Bank);

                                    (ii) shall impose, modify or hold applicable
         any reserve, special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank which is not otherwise included in the determination of the interest rate on such Eurodollar Loan hereunder; or

                                    (iii) shall impose on such Bank any other
         condition;

and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank reasonably deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall as promptly as practicable pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable; provided, that the Borrower shall not be liable for any such amounts incurred by such Bank more than 180 days prior to the date of such Bank's notification to the Borrower. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate describing in reasonable detail the determination of any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. If any amount is refunded to such Bank, such Bank will reimburse Borrower for amounts paid in respect of the refunded amount.

                      (b) In the event that any Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, after submission as promptly as practicable by such Bank to the Borrower (with a copy to the Agent) of a written request therefor, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                      (c) Each Bank agrees that it will use reasonable efforts in order to avoid or to minimize, as the case may be, the payment by the Borrower of any additional amount under subsections 2.11(a) and (b); provided, however, that no Bank shall be obligated to incur any expense, cost or other amount in connection with utilizing such reasonable efforts. Notwithstanding any other provision of this Section 2.11, no Bank shall apply the provisions of subsections 2.11(a) or (b) hereof with respect to the Borrower if it shall not at the time be the general policy or practice of the Bank exercising its rights hereunder to apply the provisions similar to those of this Section 2.11 to other Borrower in substantially similar circumstances under substantially comparable provisions of other credit agreements.

                  2.12 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Bank, net income taxes and franchise or gross receipts taxes (imposed in lieu of net income taxes) imposed on the Agent or such Bank, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Bank or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). Except as provided in Section 2.12(c) and the penultimate sentence of this Section 2.12(a), if any Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. If as a result of a payment by the Borrower of Taxes pursuant to this subsection a Bank receives a tax benefit or tax savings such as by receiving a credit against, refund of, or reduction in Taxes which such Bank would not have received but for the payment by the Borrower of Taxes pursuant to this subsection, then such Bank shall promptly pay to the Borrower the amount of such credit, refund, reduction or any other similar item. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                      (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank also agrees to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrower and the Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Bank shall deliver to the Borrower and the Agent, with respect to Taxes imposed by any Governmental Authority other than the United States of America, similar forms, if available (or the information that would be contained in similar forms if such forms were available), to the forms which are required to be provided under this subsection with respect to Taxes of the United States of America.

                      (c) The Borrower shall not be required to pay any additional amounts to the Agent or any Bank in respect of payments of United States withholding tax or other Taxes made by the Borrower which are consistent with the forms and information delivered to the Borrower and the Agent or if the payment of such amounts would not have arisen but for a failure by the Agent or such Bank to comply with the requirements of subsection 2.12(b) or the Agent or such Bank did not timely deliver to the Borrower the forms listed or described in subsection 2.12(b) or did not take such other steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such United States withholding tax and other Taxes or, if such steps were taken, the information was not timely and duly delivered to Borrower.

                  2.13 Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  2.14 Pro Rata Treatment, etc. Except as required under Sections 2.2 and 2.10, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each reduction of the Commitments, each refinancing of any Borrowing with a Borrowing of any Type and each conversion of Loans, shall be made pro rata among the Banks in accordance with their respective Commitment Percentages. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount.

                  2.15 Payments. (a) The Borrower shall make each payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder not later than 12:00 (noon), Philadelphia time, on the date when due in Dollars to the Agent at its offices at 1600 Market Street, Philadelphia, Pennsylvania, or at such other place as may be designated by the Agent, in immediately available funds.

                      (b) Whenever any payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  2.16 Conversion and Continuation Options. The Borrower shall have the right at any time upon prior irrevocable notice to the Agent (i) not later than 11:00 a.m., Philadelphia time, on the Business Day of conversion, to convert any Eurodollar Loan to a Base Rate Loan, (ii) not later than 11:00 a.m., Philadelphia time, three Business Days prior to conversion or continuation, (y) to convert any Base Rate Loan into a Eurodollar Loan, or (z) to continue any Eurodollar Loan as a Eurodollar Loan for any additional Interest Period, and
(iii) not later than 11:00 a.m., Philadelphia time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Loan to another permissible Interest Period, subject in each case to the following:

                           (a) a Eurodollar Loan may not be converted at a time
other than the last day of the Interest Period applicable thereto;

                           (b) any portion of a Revolving Credit Loan maturing
or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Loan;

                           (c) no Eurodollar Loan may be continued as such and
no Base Rate Loan may be converted to a Eurodollar Loan when any Default or Event of Default has occurred and is continuing;

                           (d) any portion of a Eurodollar Loan that cannot be
converted into or continued as a Eurodollar Loan by reason of paragraph 2.16(b) or 2.16(c) automatically shall be converted at the end of the Interest Period in effect for such Revolving Credit Loan to a Base Rate Loan;

                           (e) if by the third Business Day prior to the last
day of any Interest Period for Eurodollar Loans, the Borrower has failed to give notice of conversion or continuation as described in this subsection, the Agent shall give notice thereof to the Banks and such Revolving Credit Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period; and

                           (f) each request by the Borrower to convert or
continue a Revolving Credit Loan shall constitute a representation and warranty that each of the representations and warranties made by the Borrower herein is true and correct in all material respects on and as of such date as if made on and as of such date.

Accrued interest on a Revolving Credit Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion.


                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Banks to enter into this Agreement, and to make the Loans, the Borrower hereby represents and warrants to the Agent and each Bank that:

                  3.1 Financial Condition. (a) The audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1998 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, and the consolidated balance sheet as at September 30, 1999 and the statements of income and cash flow of the Borrower and its Subsidiaries for the nine month period ended September 30, 1999, copies of all of which have heretofore been furnished to each Bank, present fairly the consolidated financial condition of the Borrower as at such dates, and the consolidated results of its operations and its consolidated cash flows for the periods covered thereby.

All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Borrower nor any of its Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Contingent Obligation, liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is required by GAAP to be but is not reflected in the foregoing statements or in the notes thereto.

                           (b) (i) As of the Closing Date and after giving
effect to this Agreement and any Loans to be made on the Closing Date, the Borrower is Solvent.

                               (ii) The Borrower does not intend to incur debts
beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Debt.

                  3.2 No Adverse Change. Since December 31, 1998, there has been no development or event which has had a Material Adverse Effect.

                  3.3 Existence; Compliance with Law. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not, in the aggregate, have a Material Adverse Effect and (d) is in compliance with all Requirements of Law the non-compliance with which would have a Material Adverse Effect.

                  3.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power, authority, and legal right, to make, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including stockholders and creditors of the Borrower) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents. This Agreement has been, and each Note and other Loan Document will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each Note and other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  3.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents by the Borrower, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of the Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  3.6 No Material Litigation Except as set forth on Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened against the Borrower or against any of the properties or revenues of the Borrower or against any Plan (a) with respect to this Agreement, the Notes or the other Loan Documents or any of the transactions contemplated hereby, or
(b) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would have a Material Adverse Effect.

                  3.7 No Default. The Borrower is not in default under or with respect to any of its Contractual Obligations, including without limitation, those under the Indenture in any respect which would have a Material Adverse Effect. No Event of Default has occurred and is continuing.

                  3.8 Taxes. The Borrower has filed or caused to be filed all tax returns which are required to be filed (or has obtained authorized extensions for such filings) and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower, as the case may be); no material tax Lien has been filed against the Borrower, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charges.

                  3.9 Federal Regulations No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of Regulation U. If requested by any Bank or the Agent, the Borrower will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-l referred to in said Regulation U. No part of the proceeds of the Loans hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

                  3.10 ERISA (a) Each Plan has complied in all respects with the applicable provisions of ERISA and the Code, except to the extent that failure to so comply would not have a Material Adverse Effect. No prohibited transaction or accumulated funding deficiency (each as defined in subsection 7(h)) or Reportable Event has occurred with respect to any Single Employer Plan which would have a Material Adverse Effect, except as disclosed on Schedule 3.10.

                       (b) The present value of all accrued benefits under each Single Employer Plan maintained by the Borrower or a Commonly Controlled Entity (based on those assumptions used to fund the Plans), as calculated on a termination basis, did not, as of the last annual valuation date, exceed the value of the assets of the Plans allocable to such benefits by an amount which exceeds $1,000,000 or which would have a Material Adverse Effect.

                       (c) Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan for which any liability remains unsatisfied which would exceed $500,000 or which, together with liabilities referred in subsections (b) and (d) hereof, would exceed $1,000,000 or which in either event would have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject under ERISA to any liability which would exceed $250,000 or which, together with other liabilities referred in subsections (b) and (d) hereof or this subsection
(c), would exceed $500,000 or which in either event would have a Material Adverse Effect if the Borrower or such Commonly Controlled Entity were to withdraw completely from any Multiemployer Plan as of the valuation date most closely preceding the date this representation is made or deemed made. To the best of the Borrower's knowledge, such Multiemployer Plans are neither in Reorganization as defined in Section 4241 of ERISA nor Insolvent.

                       (d) The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount (i) which exceeds the amount being recovered by the Borrower to cover such deficiency amortized over a twenty year period as part of its revenue requirement as most recently approved by the Pennsylvania Public Utility Commission or (ii) which together with liabilities referred to in subsections (b) and (c) hereof would have a Material Adverse Effect.

                  3.11 Investment Company Act; Public Utility Holding Company Act Except as set forth on Schedule 3.11, the Borrower is not (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  3.12 Purpose of Loans The proceeds of the Loans shall be used by the Borrower for refinancing existing indebtedness of the Borrower and the Borrower's general working capital purposes including the financing of Permitted Acquisitions.

                  3.13 Environmental Matters To the best knowledge of the Borrower, except as may be disclosed on Schedule 3.13 and except to the extent that the aggregate cost of any remediation or other expense to the Borrower as a consequence of the failure of any of the following representations to be true and correct does not exceed $1,000,000, each of the representations and warranties set forth in paragraphs (a) through (e) of this subsection is true and correct with respect to each parcel of real property owned or operated by the Borrower (the "Properties"):

                       (a) the Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Materials of Environmental Concern in concentrations which violate Environmental Laws;

                       (b) the Properties and all operations and facilities at the Properties are in compliance with Environmental Laws in all material respects, and there is no Materials of Environmental Concern contamination or violation of any Environmental Law which would materially interfere with the continued operation of any of the Properties or materially impair the fair saleable value of any thereof;

                       (c) the Borrower has not received any written complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding a violation of Environmental Law or permit compliance with regard to the Properties, nor is the Borrower aware that any Governmental Authority is contemplating delivering to the Borrower any such notice;

                       (d) Materials of Environmental Concern have not been generated, treated, stored, disposed of, at, on or under any of the Properties, nor have any Materials of Environmental Concern been transferred from the Properties to any other location except in either case in the ordinary course of business of the Borrower and in material compliance with all Environmental Laws; and

                       (e) there are no governmental, administrative actions or judicial proceedings pending or contemplated under any Environmental Laws to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

                  3.14 Ownership of the Borrower As of the Closing Date the Borrower is a wholly-owned Subsidiary of the Parent Company.

                  3.15 Patents, Trademarks, etc The Borrower has obtained and holds in full force and effects all patents, trademarks, servicemarks, trade names, copyrights or licenses therefor and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. To the Borrower's best knowledge, no material product, process, method, substance, part or other material presently sold by or employed by the Borrower in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person so as to have a Material Adverse Effect. There is not pending or, to the Borrower's knowledge, threatened any claim or litigation against or affecting the Borrower contesting its right to sell or use any such product, process, method, substance, part or other material.

                  3.16 Ownership of Property The Borrower has good and marketable fee simple title to or valid leasehold interests in all real property owned or leased by the Borrower (except in the case of certain properties not material to its business as to which its title was obtained by quit-claim or special warranty deed), and good title to all of its personal property subject to no Lien of any kind except Liens permitted hereby. The Borrower enjoys peaceful and undisturbed possession under all of its respective material leases.

                  3.17 Licenses, etc. The Borrower has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, easements, rights of way and other rights, consents and approvals which are necessary for the operation of its business as presently conducted.

                  3.18 No Burdensome Restrictions. The Borrower is not a party to any agreement or instrument or subject to any other Contractual Obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, to the best of the Borrower's knowledge, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  3.19 Labor Matters. The Borrower has not suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years and to the best of the Borrower's knowledge, there are none now threatened.

                  3.20 Partnerships. Except as disclosed on Schedule 3.20, as of the Closing Date, the Borrower is not a partner in any partnership or in any joint venture.

                  3.21 No Material Misstatements. To the best of the Borrower's knowledge, no information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Agent or any Bank in connection with the negotiation of this Agreement or any Note or other Loan Document or included therein contains any misstatement of fact, or omitted or omits to state any fact necessary to make the statements therein not misleading, where such misstatement or omission would in the Borrower's judgment be material to the interests of the Banks with respect to the Borrower's performance of its obligations hereunder.

                  3.22 Year 2000 Compliance. The Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the risk that certain computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any Material Adverse Effect.

                  All of the foregoing representations and warranties shall survive the execution and delivery of the Notes and the making by the Banks of the Loans hereunder.

                     SECTION 4 CONDITIONS PRECEDENT; CLOSING

                  4.1 Conditions to Closing. The agreement of each Bank to enter into this Agreement and make its initial Loan hereunder is subject to the satisfaction, immediately prior to or concurrently with such Loans, of the following conditions precedent:

                      (a) Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Bank, (ii) for the account of each Bank, a Revolving Credit Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower and (iii) for the account of the Swing Line Bank, the Swing Line Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower.

                      (b) Corporate Proceedings of the Borrower. The Agent shall have received a copy of the resolutions or other corporate proceedings or action, in form and substance satisfactory to the Agent, taken on behalf of the Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, and
(ii) the borrowings contemplated hereunder, certified by a Responsible Officer of the Borrower as of the Closing Date, which certificate shall state that such resolutions, or other proceedings or action thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent.

                      (c) Representations and Warranties True; No Default. The representations and warranties of the Borrower contained in Section 3 hereof shall be true and accurate on and as of the Closing Date in all material respects with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions hereof; and no Event of Default or Default under this Agreement shall have occurred and be continuing or shall exist.

                      (d) Corporate Documents. The Agent shall have received, with a counterpart for each Bank, true and complete copies of (i) the articles of incorporation and bylaws of the Borrower, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer of the Borrower; and (ii) good standing certificates issued by the Secretaries of State (or the equivalent thereof) of each state in which the Borrower has been formed or is required to be qualified to transact business no earlier than thirty days prior to the Closing Date.

                      (e) Incumbency. The Agent shall have received a written certificate dated the Closing Date by a Responsible Officer of the Borrower as to the names and signatures of the officers of the Borrower authorized to sign this Agreement and the other Loan Documents. The Agent may conclusively rely on such certificate until it shall receive a further certificate by a Responsible Officer of the Borrower amending such prior certificate.

                      (f) Indenture. The Agent shall have received, with a counterpart for each Bank, true and complete copies of the Indenture and the Supplemental Indenture.

                      (g) Fees. The Borrower shall have paid or caused to be paid to the Agent (i) all Fees then due hereunder and (ii) all other fees and expenses due and payable hereunder on or before the Closing Date (if then invoiced), including without limitation the reasonable fees and expenses of counsel to the Agent.

                      (h) Legal Opinion. The Agent shall have received, with a counterpart for each Bank, the executed legal opinion of the Senior Vice President - Law and Administration of the Borrower, addressed to the Banks and satisfactory in form and substance to the Agent and its counsel covering such matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require. The Borrower hereby directs such counsel to deliver such opinion, upon which the Banks and the Agent may rely.

                      (i) No Material Adverse Change. There shall be no material adverse change in the business, operations, Property, prospects or financial or other condition of the Borrower nor any material change in the management of the Borrower or an event which would cause or constitute a Material Adverse Effect; and there shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed on behalf of the Borrower by a Responsible Officer to each such effect.

                      (j) No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

                      (k) Evidence of Insurance. The Borrower shall have provided to each of the Banks copies of the evidence of insurance required by subsection 5.5(b).

                      (l) Existing Indebtedness. The existing loans owed the Borrower pursuant to a Revolving Credit Agreement by and among the Borrower, the banks party thereto and Mellon Bank, N.A., as Agent, dated as of March 17, 1994, shall have been repaid in full or arrangements satisfactory to the Agent shall exist for the repayment thereof from the proceeds of the initial Loans hereunder, and the commitments thereunder terminated.

                      (m) Evidence of Regulatory Approval. The Borrower shall have provided to the Agent a copy of each and every authorization, permit, consent, and approval of and other actions by, and notice to and filing with, every Governmental Authority which is required to be obtained or made by the Borrower for the due execution, delivery and performance of this Agreement and the other Loan Documents, if any.

                      (n) Additional Documents. The Agent shall have received such additional documents, certificates and information as the Agent may require pursuant to the hereof or as the Agent may otherwise reasonably request.

                  4.2 Conditions to Each Loan. The agreement of each Bank to make any Loan requested to be made by it on any date (including, without limitation, the first such Loan hereunder) is subject to the satisfaction of the following conditions precedent:

                      (a) Representations and Warranties. Each of the representations and warranties made by the Borrower herein or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                      (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made or the Letter of Credit is to be issued on such date.

                      (c) No Contravention of Law. The making of the Loans or the issuance of the Letter of Credit shall not contravene any Requirement of Law applicable to the Borrower or any of the Banks.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this Section 4.2 have been satisfied.

                  4.3 Closing. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Ballard Spahr Andrews & Ingersoll, LLP, commencing at 10:00 a.m., Philadelphia time, on December 22, 1999 or such other place or date as to which the Agent, the Banks and the Borrower shall agree. The date on which the Closing shall be completed is referred to herein as the "Closing Date".

                        SECTION 5. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid, any Letter of Credit remains outstanding or any other amount is owing to any Bank or the Agent hereunder, the Borrower shall:

                  5.1 Financial Statements. Furnish to each Bank (i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of each such fiscal quarter and statements of income for the period from the beginning of such fiscal year to the end of such fiscal quarter, and (ii) within 90 days after the end of each fiscal year a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of each fiscal year and statements of income, statements of retained earnings and cash flow for such fiscal year. All financial statements will be prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with the prior periods, such annual financial statements to be certified by independent certified public accountants selected by the Borrower and reasonably acceptable to the Agent, without any exception or qualification arising out of the restricted or limited nature of the examination made by such accountants.

                  5.2 Certificates; Other Information.  Furnish to each Bank:

                      (a) concurrently with the delivery of the financial statements referred to in subsection 5.1, a certificate on behalf of the Borrower executed by a Responsible Officer, (i) showing in detail the calculations supporting such statements in respect of Section 6.1; and (ii) stating that, to the best of his or her knowledge, the Borrower during such period has kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement and in the Notes and the other Loan Documents applicable to it and that he or she obtained no knowledge of any Default or Event of Default except as specifically indicated;

                      (b) on or prior to February 15 of each fiscal year, a budgeted balance sheet, income statement and statement of cash flow for the current fiscal year; and

                      (c) promptly, such additional financial and other information as any Bank or the Agent may from time to time reasonably request.

                  5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (x) in the case of indebtedness other than that described in subsection 7.1(f), when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or (y) where the failure so to pay such indebtedness is in the normal course of the Borrower's business as now conducted and would not have a Material Adverse Effect.

                  5.4 Conduct of Business and Maintenance of Existence. Subject to Section 6.4 hereof, continue to engage in business of the same general type as now conducted by it and, except to the extent that failure to do so would not have a Material Adverse Effect, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, trademarks, trade names, licenses, franchises and other authorizations necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

                  5.5 Maintenance of Property; Insurance. (a) Maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties material or necessary to its business, and from time to time make or cause to be made all appropriate repairs, renewals or replacements thereof.

                      (b) Insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, worker's compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. The Borrower shall deliver at the request of the Agent from time to time a summary schedule indicating all insurance then in force with respect to the Borrower.

                  5.6 Inspection of Property; Books and Records; Discussions (a) Permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect during normal business hours any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts (including those of its Affiliates) with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, provided that each Bank shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection. In the event Required Banks desire to conduct an audit of the Borrower (to which the Borrower hereby consents), such Banks shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.

                      (b) Maintain and keep proper books of record and account which enable the Borrower and the Parent Company to issue financial statements in accordance with GAAP and as otherwise required by applicable Requirements of Law, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                  5.7 Notices. Promptly, upon the Borrower becoming aware, give notice to the Agent and each Bank of:

                      (a) the occurrence of any Default or Event of Default;

                      (b) any (i) default or event of default under any Contractual Obligation of the Borrower, including, without limitation, the Indenture, or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

                      (c) any litigation or proceeding which, if adversely determined, would have a Material Adverse Effect;

                      (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan which may, individually or in the aggregate, result in a liability which would have a Material Adverse Effect or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan in a distress termination under Section 4041(c) of ERISA or Multiemployer Plan; and

                      (e) an event which has had a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of the Borrower, executed on its behalf by a Responsible Officer, setting forth details of the occurrence referred to therein and stating what action the Borrower propose to take with respect thereto.

                  5.8 Environmental Laws (a) Comply with, and require compliance by all tenants and to the extent possible, all subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and require that all tenants and to the extent possible, all subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws except to the extent that failure to so comply or obtain or maintain such documents would not have a Material Adverse Effect.

                      (b) Except as set forth in Schedule 3.13, comply with all lawful and binding orders and directives of all Governmental Authorities respecting Environmental Laws except to the extent that failure to so comply would not have a Material Adverse Effect.

                      (c) Defend, indemnify and hold harmless the Agent and the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by the Borrower, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the negligence or willful misconduct of any of the foregoing enumerated parties.

                  5.9 Taxes. Pay when due all taxes, assessments and governmental charges imposed upon it or any of its properties or that it is required to withhold and pay over, except where contested in good faith and where adequate reserves have been set aside to the extent required under GAAP.

                  5.10 Covenants of the Indenture. Comply at all times with the covenants contained in the Supplemental Indenture, as such Supplemental Indenture supplements the Indenture, without regard to any amendment of or supplement to the Indenture occurring after November 15, 1999.

                  5.11 Guarantees of Obligations. It is the intent of the parties hereto that all of the obligations of the Borrower hereunder shall be unconditionally guaranteed by all of its Material Subsidiaries to the maximum extent permitted under the laws of the jurisdiction of organization of any such Material Subsidiary. Accordingly, in the event that any Material Subsidiary shall be formed, acquired or come into existence after the date hereof then the Borrower will cause such Material Subsidiary to (i) execute and deliver a Guaranty Agreement in form and substance satisfactory to the Agent pursuant to which such Material Subsidiary will become a "Guarantor" hereunder, and guarantee the obligations of the Borrower hereunder and under the Notes and other Loan Documents and (ii) deliver such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrower pursuant to Section 4.1 on the Closing Date or as the Agent shall have reasonably requested.

                          SECTION 6. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Bank or the Agent hereunder, the Borrower shall not directly or indirectly:

                  6.1 Financial Covenants.

                      (a) Equity to Capital Ratio. Permit as of the end of any fiscal quarter the Equity to Capital Ratio to be less than thirty eight percent (38%).

                      (b) Interest Coverage Ratio. Permit as of the end of any fiscal quarter the Interest Coverage Ratio to be less than 1.8 to 1.

                  6.2 Limitation on Debt. At any time incur, create, assume, or suffer to exist any Debt except:

                          (i) amounts outstanding hereunder as Loans;

                          (ii) Debt existing as of the date hereof described on
         Schedule 6.2 (including any extensions or renewals or refinancings thereof provided there is no increase in the amount thereof or other significant change in the terms thereof);

                          (iii) Debt issued under and secured by the Indenture;

                          (iv) Subordinated Debt;

                          (v) Debt to commercial banks under additional lines of credit in an aggregate outstanding amount of up to $10,000,000;

                          (vi) unsecured indebtedness to the Parent Company in each case having a maturity not in excess of 180 days and in an aggregate amount outstanding at any one time not exceeding $24,000,000; and

                          (vi) other indebtedness incurred in the ordinary course of business for the purchase of capital assets.

                  6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, including, without limitation, the stock of its Subsidiaries, whether now owned or hereafter acquired, except for:

                      (a) The following, (i) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (ii) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not materially impair the ability of the Borrower to perform its obligations hereunder or under the other Loan Documents:

                          (A) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Borrower maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                          (B) Claims, Liens or encumbrances upon, and defects of title to, real or personal property including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; and

                          (C) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens;

                      (b) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                      (c) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business of the Borrower;

                      (d) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not interfere with the ordinary conduct of the business of the Borrower;

                      (e) Liens which were in existence on the date hereof and shown on Schedule 6.3 and replacements, extensions or replacements thereof;

                      (f) Liens on assets acquired by the Borrower in acquisitions permitted by Section 6.6 (which liens were in existence at the time of such acquisitions);

                      (g) Liens upon real property, which property was acquired after the Closing Date by the Borrower, each of which Liens existed on such property before the time of its acquisition or was created to finance, refinance or refund the cost (including the cost of construction) of the respective property; provided, however, that no such Lien shall extend to or cover any accounts receivable or inventory under any circumstances or any property of the Borrower other than the respective property so acquired and improvements thereon, and the principal amount of indebtedness secured by any such Lien shall not exceed the fair market value of the respective property at the time it was acquired;

                      (h) Capital Leases as and to the extent permitted under this Agreement;

                      (i) purchase money security interests on capital equipment purchased in the ordinary course of business; and

                      (j) the Lien of the Indenture and other Liens in connection with the issuance of industrial revenue bonds or pollution control bonds, to the extent such Liens are permitted under the Indenture.

                  6.4 Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets except:

                      (a) the Borrower may merge into the Parent Company, so long as the Parent Company is the surviving entity;

                      (b) any corporation or limited liability company (other than the Parent Company) may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation); and

                      (c) a merger in connection with a Permitted Acquisition in accordance with Section 6.6 in which the surviving entity is the Borrower;

provided that, immediately after each such transaction and after giving effect thereto, the Borrower is in compliance with this Agreement and no Default or Event of Default shall be in existence or result from such transaction.

                  6.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, accounts receivable and leasehold interests), whether now owned or hereafter acquired, except:

                          (i) obsolete or worn out property disposed of in the
ordinary course of business;

                          (ii) the sale of inventory or other assets, or the
licensing of intellectual property, in each case in the ordinary course of business;

                          (iii) any sale, transfer or lease of assets (i) which
are replaced by like-kind assets or (ii) the proceeds of the sale of which are used within one-hundred and twenty (120) days of such sale to purchase like-kind assets;

                          (iv) any sale, transfer or lease of assets the
proceeds of the sale of which are used to permanently reduce the Commitments;
and

                          (v) in addition to the above subsections 6.5(a)(i)
through 6.5(a)(iv), inclusive, any such conveyances, sales, leases, assignments, transfers or other disposals, the aggregate amount of which for any fiscal year does not exceed 5% of the Borrower's Consolidated Shareholders' Equity as at the end of the immediately preceding fiscal year.

                  6.6 Limitations on Acquisitions. Purchase, hold or acquire beneficially any stock, other securities or evidences of indebtedness of, or make or permit any investment or acquire any interest whatsoever in, any other Person, except for Permitted Acquisitions.

                  6.7 Limitation on Distributions and Investments. (a) At any time make (or incur any liability to make) or pay any Distribution in respect of the Borrower (other than a Distribution payable to the Parent Company); provided, however, that as of the declaration date of any such Distribution and after giving effect to the declaration or payment of any such Distribution no Default or Event of Default would exist; or

                      (b) Make any Investments other than Permitted Investments.

                  6.8 Transactions with Affiliates. Except as expressly permitted in this Agreement, directly or indirectly enter into any transaction or arrangement whatsoever or make any payment to or otherwise deal with any Affiliate, except, as to all of the foregoing in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of the Borrower.

                  6.9 Sale and Leaseback. Except if reasonably contemporaneous with the Borrower's purchase, enter into any arrangement with any Person providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by such Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower.

                  6.10 Fiscal Year. Permit its Fiscal Year to end on a day other than December 31.

                  6.11 Continuation of or Change in Business. Discontinue any substantial part, or change the nature of, the existing business activities of the Borrower, or engage in any business either directly or through any Subsidiary except for businesses in which the Borrower is engaged on the date of this Agreement and any business activities directly related, similar or incidental or ancillary to such existing businesses.

                           SECTION 7 EVENTS OF DEFAULT

                  7.1 Events of Default If any of the following events shall occur and be continuing:

                      (a) The Borrower shall fail to pay when due any principal of any Note, or shall fail to pay within five (5) days after the date when due any interest, Fees or other amount payable hereunder; or

                      (b) Any representation or warranty made or deemed made by the Borrower or any Guarantor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                      (c) The Borrower shall default in the observance or performance of any agreement contained in Section 6; or

                      (d) The Borrower or any Guarantor shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a), (b) or (c) of this Section 7.1) or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days after notice of such default is given by the Agent; or

                      (e) One or more judgments or decrees shall be entered against the Borrower or any Guarantor involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, settled, satisfied or paid, or stayed or bonded pending appeal, within thirty (30) days from the entry thereof; or

                      (f) The Borrower shall (i) default in the payment of any amount due under any Debt of the Borrower in excess of $1,000,000 in the aggregate (other than the Notes), beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created; or (ii) default in the observance or performance of any other agreement contained in any such Debt or in any instrument or agreement evidencing, securing or relating thereto beyond any applicable notice and grace period, or any other event shall occur the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Debt to become due and payable prior to its stated maturity or any such Debt is declared to be due and payable prior to its stated maturity unless such default, event or declaration referred to in this subparagraph (ii) is waived or cured to the satisfaction of such other party as demonstrated to the satisfaction of the Agent by the Borrower prior to the Agent taking any action under Section 7.2 in respect of such occurrence; or

                      (g) (i) The Borrower or any Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Guarantor shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against the Borrower or any Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process on a claim in excess of $1,000,000 against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                      (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Required Banks, likely to result in the termination by action of the PBGC or any court of such Plan for purposes of Title IV of ERISA, or (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any would have a Material Adverse Effect; or

                      (i) Any change in control of the Borrower shall occur (as used herein, the term "change in control" means either (A) any change in ownership of any class of stock or capital stock generally of the Borrower which would result in a change or transfer in the power to control the election of a majority of the board of directors or in other indicia of majority voting control to persons or entities other than those persons who have such majority voting control on the Closing Date or (B) a decrease in such persons' right to vote at shareholders' meetings to an aggregate level less than 51%); or

                      (j) Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged and thereby deprive or deny the Banks and the Agent the intended benefits thereof or they shall thereby cease substantially to have the rights, titles, interests, remedies, powers or privileges intended to be created thereby; or

                      (k) A notice of lien or assessment in excess of $1,000,000 is filed of record with respect to all or any part of the Borrower's or any Guarantor's assets having a value of at least that amount by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal, or other governmental agency, including, without limitation, the PBGC, becomes payable and the same is not paid, vacated, bonded or stayed pending appeal within thirty (30) days after the same becomes payable; or

                      (l) The Borrower ceases to be Solvent; or

                      (m) Except as otherwise permitted in this Agreement, the Borrower ceases to conduct its business as contemplated or the Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business so as to cause or result in a Material Adverse Effect, and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof.

                  7.2 Remedies (a) If an Event of Default specified under subsections 7.1 (a) through (f) or (h) through (m) shall occur and be continuing, the Banks shall be under no further obligation to make Loans hereunder, and the Agent upon the request of the Required Banks shall by written notice to the Borrower, terminate the Commitments and the Swing Line Commitment and/or declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other obligations of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

                      (b) If an Event of Default specified under subsections 7.1(g) hereof shall occur, the Commitments and the Swing Line Commitment shall immediately terminate and the Banks shall be under no further obligations to make Loans hereunder, and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other obligations of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                      (c) If an Event of Default shall occur and be continuing, any Bank to whom any obligation is owed by the Borrower hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 9.6 hereof and any branch, subsidiary or Affiliate of such Bank or Participant shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and apply to the then unpaid balance of all the Loans and all other obligations of the Borrower hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Bank or participant or by such branch, Subsidiary or Affiliate, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower for its own account (but not including funds held in custodian or trust accounts or other accounts established solely for the benefit of parties other than the Borrower) with such Bank or Participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Bank or the Agent.

                      (d) Notwithstanding any provision herein to the contrary or in the other Loan Documents, any proceeds received by the Agent from any payment made by the Borrower under this Agreement or the other Loan Documents after the Commitments and the Swing Line Commitment have been terminated, or received by the Agent from the foreclosure, sale, lease, collection upon, realization of or other disposition of any collateral which may have been provided to the Agent for the obligations of the Borrower hereunder after the Commitments and the Swing Line Commitment have been terminated (including without limitation insurance proceeds), shall be applied by the Agent as follows, unless otherwise agreed by all the Banks:

                          (i) first, to reimburse the Agent for out-of-pocket
costs, expenses and disbursements, including without limitation reasonable attorneys' fees and legal expenses, incurred by the Agent in connection with collection of any obligations of the Borrower under any of the Loan Documents;

                          (ii) second, to accrued and unpaid interest on the
Loans;

                          (iii) third, to the principal amount of the Loans then
outstanding;

                          (iv) fourth, to fees payable under this Agreement or
any of the other Loan Documents (ratably according to the respective amounts then outstanding);

                          (v) fifth, to the repayment of all other indebtedness
then due and unpaid of the Borrower to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise (ratably according to the respective amounts then outstanding); and

                          (vi) the balance, if any, as required by law.

                      (e) Each Bank agrees that (i) if at any time it shall receive the proceeds of any collateral or any proceeds thereof or (ii) if after the Commitments and the Swing Line Commitment have been terminated it shall receive any payment on account of the Loans or any other amounts owing hereunder or under the other Loan Documents, under an Interest Rate Protection Agreement (in either case other than through application by the Agent in accordance with subsection 7.2(d)), it shall promptly turn the same over to the Agent for application in accordance with the terms of subsection 7.2(d).

                      (f) In addition to the other rights and remedies contained in this Agreement or in the other Loan Documents, the Loans shall, at the Required Banks' option, bear the interest rates provided in Section 2.7 hereof.

                      (g) In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to it and the Banks under the Loan Documents or applicable Law.


                              SECTION 8. THE AGENT

                  8.1 Appointment Each Bank hereby irrevocably designates and appoints PNC as the Agent of such Bank under this Agreement. Each such Bank irrevocably authorizes the Agent, as the agent for such Bank to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The Agent agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

                  8.2 Delegation of Duties The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to engage and pay for the advice and services of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Banks for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  8.3 Exculpatory Provisions Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by them or such Person under or in connection with this Agreement (except for their or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or the other Loan Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Borrower.

                  8.4 Reliance by Agent The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Banks as they deem appropriate or they shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

                  8.5 Notice of Default The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless they have received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  8.6 Non-Reliance on Agent and Other Banks Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  8.7 Indemnification The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Notes and all other amounts payable hereunder.

                  8.8 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though it was not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

                  8.9 Successor Agent The Agent may resign as Agent upon sixty
(60) days' notice to the Banks and the Borrower. If such Agent shall resign as Agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, which appointment shall be subject to the approval of the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of an Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this
Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  8.10 Beneficiaries Except as expressly provided herein, the provisions of this Section 8 are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing their functions and duties under this Agreement the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.


                            SECTION 9. MISCELLANEOUS

                  9.1 Amendments and Waivers. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof of thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Banks, the Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or the Notes or the other Loan Documents or changing in any manner the rights of the Banks or of the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly or indirectly (a) reduce the amount or extend the maturity of any Note or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any Fees payable to any Bank hereunder, or change the duration or amount of any Bank's Commitment, in each case without the consent of the Bank affected thereby or (b) amend, modify or waive any provision of this Section 9.1 or reduce the percentages specified in the definition of Required Banks or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, the Notes and the other Loan Documents, in each case without the written consent of all the Banks, (c) amend, modify or waive any provision of Section 2.2 without the written consent of the then Swing Line Bank or (d) amend, modify or waive any provision of Section 8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including electronic transmission, facsimile transmission or posting on a secured web site), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission notice, when sent during normal business hours with electronic confirmation or otherwise when received, or in the case of electronic transmission, when received and in the case of posting on a secured web site, upon receipt of (i) notice of such posting and (ii) rights to access such web site, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         the Borrower:      Philadelphia Suburban Water Company
                            762 W. Lancaster Avenue
                            Bryn Mawr, PA 19010-3489
                            Attention: Kathy L. Pape,
                                       Vice President and Treasurer

                            Facsimile: (610) 645-1141

         with a copy to:    Philadelphia Suburban Water Company
                            762 West Lancaster Avenue
                            Bryn Mawr, PA 19010
                            Attention: Roy H. Stahl
                                       Senior Vice President - Law and
                                       Administration
                                       (provided that failure to send a copy of any notice to said counsel shall in no way affect, limit or invalidate any notice sent to the Borrower or the exercise of any of the Banks' or the Agent's rights or remedies pursuant to a notice sent to the Borrower.)

         The Agent or the   PNC Bank, National Association
         Swing Line Bank:   1000 Westlakes Drive, Suite 200
                            Berwyn, PA 19312
                            Attention: Frank A. Pugliese

                            Facsimile: (610) 725-5799

                                       and

                            PNC Agency Services
                            One PNC Plaza
                            249 Fifth Avenue
                            22nd Floor
                            Pittsburgh, PA 15222
                            Attention: Arlene Ohler

                            Facsimile: (412) 762-8672

provided that any notice, request or demand to or upon the Agent, the Swing Line Bank or the Banks pursuant to Sections 2.1, 2.2, 2.8 or 2.9 shall not be effective until received.

                  9.3 No Waiver; Cumulative Remedies No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 Survival of Representations and Warranties All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents.

                  9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to this Agreement, the Notes, the other Loan Documents and any other documents prepared in connection therewith, including, without limitation, the reasonable fees and disbursements of counsel to the Agent (which counsel may or may not include employees of the Agent), (b) to pay or reimburse each Bank and the Agent for all of their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent (which counsel may or may not include employees of the Agent) and to the several Banks, and (c) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any (other than Taxes expressly excluded from the definition of Taxes in Section 2.12 and Taxes for which the Borrower has no liability under subsection 2.12(c)) which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents, and any such other documents, and (d) to pay, indemnify, and hold each Bank and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, and, incident to a Default or Event of Default, the performance and administration, of this Agreement, the Notes, the other Loan Documents and any such other documents or the transactions contemplated hereby or thereby or any action taken or omitted under or in connection with any of the foregoing (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Bank. The Borrower shall be given notice of any claim for indemnified liabilities and shall be afforded a reasonable opportunity to participate in the defense, compromise or settlement thereof. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

                  9.6 Successors and Assigns (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower, the Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each Bank.

                      (b) Each Bank may, in accordance with applicable law, assign to all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment or the Swing Line Commitment, and the Loans at the time owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be to a Bank or Affiliate thereof, or, with the consent of the Agent and, prior to the occurrence of an Event of Default, of the Borrower (which consent shall not be unreasonably withheld or delayed) to one or more banks or other financial institutions, (ii) so long as the Commitments are in effect, the amount of each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (except in the case of an assignment by any Bank to one of its Affiliates), (iv) any assignment of the Swing Line Commitment may be made only to a Bank which holds a Commitment hereunder and must be of the entire Swing Line Commitment and
(v) each such assignment of Revolving Credit Loans and all or any portion of a Bank's Commitment shall be of a constant, and not a varying, percentage of the assigning Bank's Commitment and Revolving Credit Loans then outstanding. Upon acceptance and recording pursuant to paragraph (d) of this Section 9.6, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof,
(A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 9.5 (to the extent that such Bank's entitlement to such benefits arose out of such Bank's position as a Bank prior to the applicable assignment)). Notwithstanding any provision of this subsection 9.6, after the Commitments and the Swing Line Commitments have been terminated, any Bank may assign all or any portion of its interests, rights and obligations under this Agreement and the other Loan Documents to any Person (whether or not an entity described in clause (i) above).

                      (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby, free and clear of any adverse claim, and that its Commitment and/or the Swing Line Commitment, as the case may be, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents, or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;
(iii) such assignee represents and warrants that it is legally authorized to enter into such

Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                      (d) The Agent shall maintain at its offices in Philadelphia, Pennsylvania a copy of each Assignment and Acceptance and the names and addresses of the Banks, and the Commitment and/or the Swing Line Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of error and the Borrower, the Agent and the Banks may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

                      (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee together with the Note or Notes subject to such assignment, the processing and recordation fee referred to in paragraph (b) above, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Banks. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered original Note(s), (x) a new Revolving Credit Note to the order of such assignee in an amount equal to the portion of the Commitment assumed by it pursuant to such Assignment and Acceptance and, if applicable, a new Swing Line Note to the order of such assignee in an amount equal to the Swing Line Commitment and, (y) if the assigning Bank has retained a Commitment, a new Revolving Credit Note to the order of such assigning Bank in a principal amount equal to the applicable Commitment retained by it. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit B-1 or Exhibit B-2 hereto, as appropriate. Canceled Notes shall be returned to the Borrower.

                      (f) Each Bank may without the consent of the Borrower or the Agent sell participations to one or more banks or other entities (each a "Participant") in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or Swing Line Commitment and the Loans owing to it and the Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes under this Agreement, (iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) in any proceeding under the Bankruptcy Code such Bank shall be, to the extent permitted by law, the sole representative with respect to the obligations held in the name of such Bank whether for its own account or for the account of any Participant and (vi) such Bank shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement or the Note or Notes held by such Bank other than any such amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest and which is described in subsection 9.1(a) hereof.

                      (g) If amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that in purchasing such participation such Participant shall be deemed to have agreed to share with the Banks the proceeds thereof as provided in Section 9.8. The Borrower also agree that each Participant shall be entitled to the benefits of Sections 2.11, 2.12, 2.13 and
9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the Bank selling the participation would have been entitled to receive in respect of the amount of the participation transferred by such Bank to such Participant had no such transfer occurred.

                      (h) If any Participant is organized under the laws of any jurisdiction other than the United States or any state thereof, the Bank selling the participation, concurrently with the sale of a participating interest to such Participant, shall cause such Participant (i) to represent to the Bank selling the participation (for the benefit of such Bank, the other Banks, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the Bank selling the participation with respect to any payments to be made to such Participant in respect of its participation in the Loans and (ii) to agree (for the benefit of such Bank, the other Banks, the Agent and Borrower) that it will deliver the tax forms and other documents required to be delivered pursuant to Section 2.12 and comply from time to time with all applicable U.S. laws and regulations with respect to withholding tax exemptions.

                      (i) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder.

                  9.7 Confidentiality The Banks agree that they will maintain all information and financial statements provided to them or otherwise obtained by them with respect to the Borrower and its Subsidiaries confidential and that they will not disclose the same or use it for any purposes; provided that nothing herein shall prevent any Bank from disclosing any such information (a) to the Agent or any other Bank, (b) to any prospective assignee or participant in connection with any assignment or participation of Loans permitted by this Agreement, (c) to its employees, directors, agents, attorneys, accountants and other professional advisers, provided that any such person is advised by such Bank that such information is subject to the confidentiality limitations of this Section, (d) upon the request or demand of any Governmental Authority having jurisdiction over such Bank, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, provided that the Borrower has (unless prohibited by the terms of any such order or requirement) been advised at least ten (10) days (or if such is not possible or practicable, such lesser number of days as is possible or practicable under the circumstances) prior to such disclosure of the existence of such order or requirement, (f) which has been publicly disclosed other than in breach of this Agreement, or (g) in connection with the exercise of any remedy hereunder or under the Notes.

                  9.8 Adjustments; Set-off (a) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 7(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans, or interest thereon, being paid in respect of Loans being repaid simultaneously therewith or Loans required hereby to be paid proportionately such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loan, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Bank so purchasing a portion of another Bank's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

                      (b) In addition to any rights and remedies of the Banks provided by law, upon the occurrence of an Event of Default, each Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of the Borrower. Each Bank agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank, that the failure to give such notice shall not affect the validity of such set-off and application.

                  9.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and each of the Banks.

                  9.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.11 Integration This Agreement represents the agreement of the Borrower, the Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the Notes or the other Loan Documents.

                  9.12 GOVERNING LAW THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS HAVE BEEN EXECUTED IN THE COMMONWEALTH OF PENNSYLVANIA AND SAID DOCUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

                  9.13 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                      (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Notes or the other Loan Documents, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Commonwealth of Pennsylvania located in Montgomery and Philadelphia Counties, the courts of the United States of America for the Eastern District of Pennsylvania, and appellate courts from any thereof;

                      (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                      (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at the address set forth in Section 9.2 for the Borrower or at such other address of which the Agent shall have been notified pursuant thereto; and

                      (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  9.14 Acknowledgments  The Borrower hereby acknowledges that:

                      (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

                      (b) neither the Agent nor any Bank has any fiduciary relationship to the Borrower, and the relationship between the Agent and the Banks, on one hand, and the Borrower, on the other hand, is solely that of debtor and creditor; and

                      (c) no joint venture exists among the Banks or between the Borrower and the Banks.

                  9.15 WAIVERS OF JURY TRIAL EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                     PHILADELPHIA SUBURBAN WATER COMPANY

                                     By: /s/  Kathy L. Pape
                                         -------------------------------
                                     Title: Vice President & Treasurer
                                            ----------------------------

                                     PNC BANK, NATIONAL ASSOCIATION,
                                     as Agent and as a Bank

                                     By: /s/  Frank A. Pugliese
                                         -------------------------------
                                     Title: Assistant Vice President
                                            ----------------------------

                                     FIRST UNION NATIONAL BANK


                                     By: /s/ Joey K. Dancy
                                         -------------------------------
                                     Title: Vice President
                                            ----------------------------

                                     MELLON BANK, N.A.


                                     By  /s/  Mark W.Torie
                                         -------------------------------
                                     Title: Vice President
                                            ----------------------------

                                   Schedule I

                         Bank and Commitment Information


                                                                   Swing Line
         Bank                                  Commitment          Commitment
         ----                                  ----------          ----------
PNC Bank, National Association                 $22,500,000         $2,000,000
1000 Westlakes Drive, Suite 200
Berwyn, PA 19312
Attention:   Frank A. Pugliese


First Union National Bank                      $15,000,000             N/A
One First Union Center
301 South College Street, TW-5
Charlotte, NC 28288-0735
Attention:   Michael Kolosowsky, Director


Mellon Bank, N.A.                              $12,500,000             N/A
610 W. Germantown Avenue
Plymouth Meeting, PA 19462
Attention:   Mark W. Torie

                                  Schedule 3.6

                               Existing Litigation


None.

                                  Schedule 3.10

                                  ERISA Matters


None.

                                  Schedule 3.11

                              Regulatory Approvals


The Pennsylvania Public Utility Commission regulates Borrower's issuance of debt, the maturity date of which is one year or more from the date of execution. (66 Pa. C.S.ss. 1901)

                                  Schedule 3.13

                              Environmental Matters


A. In its water treatment process, the Borrower uses chemicals, including chlorine, caustic soda and sodium chlorite, which are listed as hazardous substances. These chemicals are, in all materials respects, stored and used at the Borrower's plants and facilities in accordance with the Environmental Laws.

B. The Borrower operates a central laboratory at its Bryn Mawr facility for analysis of drinking water samples. To perform required analyses, the Borrower maintains small quantities of solvents, reagents and chemical standards, some of which are listed as hazardous substances. These materials, in all material respects, are stored and used in compliance with the Environmental Laws.

                                  Schedule 3.20

                            Interests in Partnerships


None.

                                  Schedule 6.2

                                 Permitted Debt


A. Credit facility with Mellon Bank, N.A. for up to $3,000,000 in Letters of Credit.

B. $1,000,000 discretionary line of credit facility between Mellon Bank, N.A. and the Borrower.

C. Deferred taxes as are deducted from the Borrower?s Rate Base in calculating its Revenue Requirement in setting rates before the Pennsylvania Public Utility Commission.

D. Suretyship agreements which arise from the bonding requirements under the Pennsylvania Residual Waste Regulations relating to the future closure of landfills used to dispose of water treatment plant sludge. Additional surety bonds support various licenses, permits and condemnations.

E. Agreements for the purchase of water are maintained with Chester Water Authority and Bucks County Water and Sewer Authority.

F. In the normal course of business, after the Borrower performs excavation work in various highways in order to access water mains and other underground facilities, the Borrower is required by township and state permits to restore the excavated area.

G. The Borrower leases motor vehicles and other equipment under operating leases that are noncancellable and expire on various dates through 2003. The Borrower leases parcels of land on which its Media treatment plant and other facilities are situated and adjacent parcels that are used for watershed protection. The operating lease is noncancellable, expires in 2045, and contains certain renewal provisions. The lease is subject to an adjustment every five years based on changes in the Consumer Price Index.

                                  Schedule 6.3

                                 Existing Liens

A. Indenture of Mortgage dated as of January 1, 1941 from the Borrower to Chase Manhattan Trust Company, National Association (successor to the Pennsylvania Company for Insurance on Lives and Granting Annuities), as amended and supplemented.

                                    EXHIBIT A


                                     FORM OF
                                BORROWING REQUEST


PNC Bank, National Association
     as Agent for the
     Banks referred to below
PNC Agency Services
One PNC Plaza
249 Fifth Avenue
22nd Floor
Pittsburgh, PA 15222
Attention:  Arlene Ohler

                                           [Date]

Ladies and Gentlemen:

         The undersigned, Philadelphia Suburban Water Company (the "Borrower"), refers to the Credit Agreement dated as of December __, 1999 (as amended, modified, extended or restated from time to time, the "Agreement"), among the Borrower, the Banks party thereto and PNC Bank, National Association as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.1 of the Agreement that it requests a Borrowing under the Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)  Date of Borrowing                      _____________________
         (which is a Business Day)

(B)  Principal Amount of
         Borrowing (1)                                  $____________________


----------------
   (1) Not less than $500,000 or a whole multiple of $100,000 in excess thereof for a Eurodollar Borrowing nor less than $250,000 or a whole multiple of $50,000 in excess thereof for a Base Rate Borrowing.

(C)  Interest rate basis (2)                  _____________________

(D)  Interest Period and the
         last day thereof (3)                 _____________________

         Upon acceptance of any or all of the Revolving Credit Loans made by the Banks in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section
4.2 of the Agreement have been satisfied.

                                         Very truly yours,

                                         PHILADELPHIA SUBURBAN WATER COMPANY


                                         By:__________________________________
                                         Title:



-------------
     (2) Eurodollar Loan or Base Rate Loan.

     (3) Which shall be subject to the definition of "Interest Period" and end not later than the Termination Date.

                                   EXHIBIT B-1

                                      NOTE


$________________                                   Philadelphia, Pennsylvania
                                                             December __, 1999


         FOR VALUE RECEIVED, the undersigned, PHILADELPHIA SUBURBAN WATER COMPANY (the "Borrower"), hereby promises to pay to the order of ___________________ (the "Bank"), at the office of PNC Bank, National Association (the "Agent"), at 1600 Market Street, Philadelphia, PA 19103, on the Termination Date, the lesser of the principal sum of ___________ ___________ Dollars ($__________) and the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to Section 2.1 of the Credit Agreement dated as of December __, 1999, among the Borrower, the Banks party thereto and the Agent (as amended, modified, extended or restated from time to time, the "Agreement"), in lawful money of the United States of America in same day funds, and to pay interest from the date hereof on such principal amount from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Agreement.

         The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates determined as set forth in the Agreement.

         The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Agreement.

                                     B-1-1

         This Note is one of the Notes referred to in, evidences indebtedness incurred under, and is entitled to the benefits of the Agreement. The Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof, for a higher rate of interest hereunder after an Event of Default and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania and any applicable laws of the United States of America. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.


                                            PHILADELPHIA SUBURBAN WATER COMPANY



                                            By:________________________________
                                            Name:
                                            Title:


                                     B-1-2

                               Loans and Payments

                                                                Payments                  Unpaid         Name of
                                                                --------                 Principal       Person
           Amount         Interest       Interest                                       Balance of       Making
Date       of Loan          Rate          Period        Principal        Interest          Note         Notation
----       -------        --------       --------       ---------        --------        ---------      --------




                                     B-1-3

                                   EXHIBIT B-2

                                 SWING LINE NOTE



$2,000,000                                           Philadelphia, Pennsylvania
                                                              December __, 1999


              FOR VALUE RECEIVED, the undersigned, PHILADELPHIA SUBURBAN WATER COMPANY (the "Borrower"), hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank"), at the office of the Agent (as hereinafter defined), at 1600 Market Street, Philadelphia, PA 19103, in accordance with the terms of the Agreement (as hereinafter defined), the lesser of the principal sum of Two Million Dollars ($2,000,000) and the aggregate unpaid principal amount of all Swing Line Loans made by the Bank to the Borrower pursuant to Section 2.2 of the Credit Agreement dated as of December __, 1999, among the Borrower, the Banks party thereto and PNC Bank, National Association, as agent for the Banks (the "Agent") (as amended, modified, extended or restated from time to time, the "Agreement"), in lawful money of the United States of America in same day funds, and to pay interest from the date hereof on such principal amount from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Agreement.

              The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates determined as set forth in the Agreement.

              The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

              All borrowings evidenced by this Swing Line Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Borrower to make payments of principal and interest in accordance with the terms of this Swing Line Note and the Agreement.

                                     B-2-1

              This Swing Line Note is the Swing Line Note referred to in, evidences indebtedness incurred under, and is entitled to the benefits of the Agreement. The Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof, for a higher rate of interest hereunder after an Event of Default and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. This Swing Line Note shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania and any applicable laws of the United States of America. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

                                       PHILADELPHIA SUBURBAN WATER COMPANY



                                       By:___________________________________
                                            Name:
                                            Title:



                                     B-2-2

                               Loans and Payments

                                                                 Payments                 Unpaid         Name of
                                        Swing Line               --------               Principal        Person
           Amount         Interest       Repayment                                      Balance of       Making
Date       of Loan          Rate           Date         Principal        Interest          Note         Notation
----       -------        --------        ------        ---------        --------          ----         --------



                                     B-2-3

                                    EXHIBIT C

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


              Reference is made to the Credit Agreement dated as of December __, 1999 (as amended, modified, extended or restated from time to time, the "Agreement"), among Philadelphia Suburban Water Company (the "Borrower"), the banks party thereto (the "Banks") and PNC Bank, National Association, as Agent. Terms defined in the Agreement are used herein with the same meanings.

              ________________ (the "Assignor") and ________________ (the
"Assignee") hereby agree as follows:

              The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on Schedule A attached hereto, the interests set forth on Schedule A (the "Assigned Interest") in the Assignor's rights and obligations under the Agreement, including, without limitation, the interests set forth on Schedule A in the Commitment of the Assignor on the Effective Date and the Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth on Schedule A of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.6(c) of the Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the Agreement or any other document issued in connection therewith and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

              This Assignment and Acceptance is being delivered to the Agent together with (i) the Notes evidencing the Loans included in the Assigned Interest, (ii) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from withholding taxes with respect to all payments to be made to the Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty, all duly completed and executed by such Assignee, and (iii) a processing and recordation fee of $3,500, if required.

              This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

              The terms set forth above and on Schedule A attached hereto are hereby agreed to as of the date hereof.

                                          ______________________, as Assignor

                                          By:________________________________
                               Name:
                               Title:

                                          _____________________, as Assignee

                                          By:________________________________
                               Name:
                               Title:

Acknowledged:

PNC BANK, NATIONAL ASSOCIATION,
              as Agent

By:________________________________
              Name:
              Title:

Consented to:

PHILADELPHIA SUBURBAN WATER COMPANY


By:________________________________
              Name:
              Title:

                                   SCHEDULE A

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

                                            ___________________________________
                                            ___________________________________
                                            Attention: ________________________
                                            Telecopy: _________________________

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):____________________

-------------------------------------------------------------------------------------------------------
                                                                              Percentage of Loans and
      Revolving Credit Facility         Principal Amount Assigned             Commitment Assigned
-------------------------------------------------------------------------------------------------------
Commitment Assigned:                    $                                               %
-------------------------------------------------------------------------------------------------------
Loans:                                  $                                               %
-------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------
                                                                              Percentage of Loans and
         Swing Loan Facility            Principal Amount Assigned             Commitment Assigned
-------------------------------------------------------------------------------------------------------
Commitment Assigned:                    $                                              100%
-------------------------------------------------------------------------------------------------------
Swing Line Loans:                       $                                              100%
-------------------------------------------------------------------------------------------------------